                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                Infonautics, Inc.
    -------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
           -----------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:
           -----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
           -----------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:
           -----------------------------------------------------------------

         5) Total fee paid:
           -----------------------------------------------------------------

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
                                    ------------------------------------------
         2)  Form, Schedule or Registration Statement No.:
                                                          --------------------
         3)  Filing Party:
                          ----------------------------------------------------
         4)  Date Filed:
                        ------------------------------------------------------

                                INFONAUTICS, INC.
                         900 West Valley Road, Suite 400
                                 Wayne, PA 19087

                         -------------------------------

                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                         -------------------------------


TO THE SHAREHOLDERS OF
INFONAUTICS, INC.:

    Notice is hereby given that the 1998 annual meeting of shareholders (the "Annual Meeting") of Infonautics, Inc. (the "Company") will be held at Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania on May 28, 1998, at 10:00 a.m., local time, for the following purposes:

    1. To elect eight directors, each for a one-year term and until the election and qualification of his successor;

    2. To approve an amendment to the Company's Amended and Restated 1996 Equity Compensation Plan to increase the number of shares authorized for issuance under such Plan; and

    3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only shareholders of record as of the close of business on April 17, 1998 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on April 17, 1998 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 900 West Valley Road, Suite 400, Wayne, PA 19087.

                                       By order of the board of directors,



                                       Joshua M. Kopelman
                                       Secretary

Wayne, Pennsylvania
April 30, 1998

         EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                INFONAUTICS, INC.
                         900 West Valley Road, Suite 400
                                 Wayne, PA 19087

                         -------------------------------

                                 PROXY STATEMENT
                                       FOR
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  MAY 28, 1998

                         ------------------------------

    This proxy statement and the accompanying form of proxy are being mailed on or about May 7, 1998 to the shareholders of Infonautics, Inc. (together with its subsidiaries, the "Company"). These materials are being furnished in connection with the solicitation by the board of directors of the Company of proxies to be voted at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania on May 28, 1998, at 10:00 a.m., local time, and at any adjournments thereof.

    At the Annual Meeting, shareholders of the Company will be asked to vote upon (i) the election of eight directors, each for a one-year term and until the election and qualification of his successor and (ii) the approval of an amendment to the Company's Amended and Restated 1996 Equity Compensation Plan (the "Plan") to increase the number of shares authorized for issuance under the Plan from 1,000,000 to 1,500,000.

    The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

    The Company's annual report to shareholders for the year ended December 31, 1997, including financial statements, is being mailed to shareholders with this proxy statement but does not constitute a part of this proxy statement.

                            VOTING AT THE MEETING

     Holders of record of shares of Class A Common Stock, no par value ("Class A Common Stock"), and Class B Common Stock, no par value ("Class B Common Stock"), at the close of business on April 17, 1998 are entitled to vote at the Annual Meeting. As of that date, there were 9,520,827 shares of Class A Common Stock and 100,000 shares of Class B Common Stock outstanding. Each holder of Class A Common Stock entitled to vote shall have the right to one vote for each share of Class A Common Stock in such shareholder's name, and each holder of Class B Common Stock entitled to vote shall have the right to fifty votes for each share of Class B Common Stock in such shareholder's name.

    The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

    Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his or her shares at the Annual Meeting.

    Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, voting together as a single class. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum. The approval of the amendment to the Plan requires the affirmative vote of a majority of the votes cast by all the holders of the Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class. Abstentions and broker non-votes, because they are not treated as votes cast, will have no effect on whether this proposal is approved by the shareholders. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted as recommended by the board of directors. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

    Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

    Brokers who hold shares in street name for customers have the authority under the rules of various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers who do not receive instructions are entitled to vote those shares with respect to the election of directors, but are not entitled to vote on the proposal to approve and adopt the Plan.

    Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Class A Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of April 1, 1998 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table and (iv) by all current executive officers and directors of the Company as a group.


                                                                             Number of           Percentage of
                                   Name and Address                     Shares Beneficially       Outstanding
5% Shareholders                    ----------------                           Owned(1)             Shares(2)
---------------                                                               ---------          ------------
21st Century Communications Partners, L.P.(3)
  767 Fifth Avenue
  New York, NY 10153..........................................                  844,444               8.8%

Officers and Directors
----------------------
Marvin I. Weinberger(4)
  900 West Valley Road
  Wayne, PA  19087............................................                1,765,722              18.1
Barry Rubenstein(3)(5)........................................                  856,944               8.9
Lloyd N. Morrisett(6).........................................                  370,750               3.9
Joshua M. Kopelman(7).........................................                  244,504               2.5
David Van Riper Morris(8).....................................                  224,100               2.3
Howard L. Morgan(9)...........................................                  155,750               1.6
Israel J. Melman(10)..........................................                   72,752                *
James T. Beattie(11)..........................................                   46,500                *
Lester D. Wunderman(12) ......................................                   12,500                *
Michael Zisman (13)...........................................                   12,500                *
William R. Burger(14).........................................                    5,000                *
Brian Segal ..................................................                        0                *
All current executive officers and directors as a group
 (13 persons)(15).............................................                3,840,272              37.7%


---------
 *  Less than one percent.

(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable within sixty days of April 1, 1998.

(2) The percentage for each individual or group is based on the aggregate of the shares outstanding as of April 1, 1998 (9,616,927 shares) and all shares issuable upon the exercise of outstanding stock options held by such individual or group to the extent such options are exercisable within sixty days of April 1, 1998.

(3) Includes 572,600 shares of Class A Common Stock held by 21st Century Communications Partners, L.P., 194,880 shares of Class A Common Stock held by 21st Century Communications T-E Partners, L.P. and 76,964 shares of Class A Common Stock held by 21st Century Communications Foreign Partners, L.P. (collectively, the "21st Century Funds"). One of the general partners of the 21st Century Funds is InfoMedia Associates, Ltd., a New York corporation, of which Mr. Rubenstein is an officer. Mr. Rubenstein shares voting and investment power with the other officers of InfoMedia Associates, Ltd. and with the other general partner of the 21st Century Funds and disclaims beneficial ownership of shares in which he has no pecuniary interest.

(4) Represents 1,249,150 shares of Class A Common Stock, 100,000 shares of Class B Common Stock and exercisable options to purchase 125,000 shares of Class A Common Stock held by Mr. Weinberger; 160,000 shares of Class A Common Stock held by Fran Solow Weinberger (Mr. Weinberger's wife) and Howard L. Morgan, Trustees under The Marvin Weinberger 1996 Trust Agreement dated January 31, 1996 (the "1996 Trust"); 17,400 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under The Marvin Weinberger GST Trust dated January 31, 1996 (the "GST Trust"); and 114,172 shares of Class A Common Stock held by The Danna Company, an Ohio corporation ("Danna"), of which Mr. Weinberger is the president and a director. Mrs. Weinberger and Dr. Morgan have shared voting and investment power with respect to the shares held by the 1996 Trust and the GST Trust. Mr. Weinberger disclaims beneficial ownership with respect to such shares. Mr. Weinberger has shared voting and investment power with respect to the shares held by Danna and disclaims beneficial ownership with respect to such shares.

(5) Includes exercisable options to purchase 12,500 shares of Class A Common Stock.

(6) Represents 2,000 shares of Class A Common Stock held jointly by Dr. Morrisett and his wife, exercisable options to purchase 12,500 shares of Class A Common Stock owned by Dr. Morrisett and 356,250 shares of Class A Common Stock owned by The John and Mary R. Markle Foundation ("The Markle Foundation"). Dr. Morrisett is the past President of The Markle Foundation and has shared voting and investment power with respect to the shares held by The Markle Foundation. Dr. Morrisett disclaims beneficial ownership with respect to such shares.

(7) Represents 162,004 shares of Class A Common Stock and exercisable options to purchase 82,500 shares of Class A Common Stock.

(8) Represents 92,500 shares of Class A Common Stock and exercisable options to purchase 131,600 shares of Class A Common Stock.

(9) Represents 105,000 shares of Class A Common Stock, exercisable options to purchase 44,750 shares of Class A Common Stock, 2,000 shares of Class A Common Stock held by Eleanor Morgan (Dr. Morgan's wife) and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Kimberly D. Morgan, 2,000 shares of Class A Common Stock held by Eleanor Morgan and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Elizabeth S. Morgan, and 2,000 shares of Class A Common Stock held by Eleanor Morgan and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Danielle A. Morgan (such trusts being collectively referred to as the "Howard L. Morgan Trusts"). Mrs. Morgan and Beverly Budin have shared voting and investment power with respect to the shares held by the Howard L. Morgan Trusts. Dr. Morgan disclaims beneficial ownership with respect to such shares. Excludes 160,000 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under the 1996 Trust, and 17,400 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under the GST Trust. Mrs. Weinberger and Dr. Morgan have shared voting and investment power with respect to the shares held by the 1996 Trust and the GST Trust. Dr. Morgan disclaims beneficial ownership with respect to such shares.

(10) Includes 53,000 shares of Class A Common Stock and exercisable options to purchase 12,500 shares of Class A Common Stock held by Mr. Melman. Also includes 7,252 shares of Class A Common Stock held by the Melman Trust, with respect to which Mr. Melman has shared voting and investment power.

(11) Represents 2,000 shares of Class A Common Stock and exercisable options to purchase 44,500 shares of Class A Common Stock.

(12) Includes exercisable options to purchase 12,500 shares of Class A Common Stock.

(13) Includes exercisable options to purchase 12,500 shares of Class A Common Stock.

(14) Includes exercisable options to purchase 5,000 shares of Class A Common Stock.

(15) Includes exercisable options to purchase 557,600 shares of Class A Common Stock.

                              ELECTION OF DIRECTORS

    The board of directors of the Company currently consists of eight directors. At the Annual Meeting, eight directors are to be elected. The term of office for each director will expire at the 1999 annual meeting of shareholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

    The board of directors, upon the recommendation of the nominating committee, has nominated for election as directors of the Company Drs. Morrisett and Morgan and Messrs. Melman, Morris, Rubenstein, Weinberger and Wunderman. All nominees, with the exception of Dr. Segal, are presently directors of the Company whose terms expire at the Annual Meeting.

    All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The board of directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the board of directors or the board may decide to reduce the number of directors. The board of directors unanimously recommends a vote FOR each of the nominees.

                         -------------------------------
                              NOMINEES FOR ELECTION
                         -------------------------------



                                                  Year First Became Director, Principal Occupations During
Name of Director               Age                      Past Five Years and Certain Directorships
----------------               ----               ---------------------------------------------------------
Lloyd N. Morrisett              68     Dr. Morrisett has served as a director of the Company since February 1994 and as Chairman of the board of directors since March 1998.  He is the co-founder of the Children's
                                       Television Workshop and served from 1969-1998 as President of The Markle Foundation, a charitable organization which is a shareholder of the Company.  Dr. Morrisett is a director of WEBS Index Fund Inc.

Israel J. Melman                78     Mr. Melman, a co-founder of the Company, has served as a director of the Company since
                                       April 1993.  He is presently and for the last 26 years has been the president of Lexan
                                       Associates, a management consulting firm working with companies in the areas of video, graphics, microelectronics, communication, optics and robotics.  From 1985 through 1993,
                                       Mr. Melman was Chairman of Telebase Systems, Inc. ("Telebase"), a developer of customized information and entertainment services that is now part of N2K Inc.

Howard L. Morgan                52     Dr. Morgan has served as a director of the Company since March 1993. Since 1989, he has been President of the Arca Group, Inc., a consulting and investment management firm specializing in the areas of computer and communications technologies.  Dr. Morgan also served as Chief Executive Officer of Franklin Electronic Publishers, Inc. in early 1998.
                                       Dr. Morgan was Professor of Decision Sciences at the Wharton School of the University of
                                       Pennsylvania from 1972 through 1986.  Dr. Morgan serves as director for a number of technology companies, including Cylink Corporation, Franklin Electronic Publishers, Inc.,
                                       Kentek Information Systems, Inc., Meta Creations Corp., Neoware Systems Corp., Quarterdeck
                                       Corporation, Segue Software, Inc. and Unitronix Corporation.



                                                  Year First Became Director, Principal Occupations During
Name of Director               Age                      Past Five Years and Certain Directorships
----------------               ----               ---------------------------------------------------------

David Van Riper Morris          43     Mr. Morris has served as Chief Executive Officer, President and as a director of the
                                       Company since March 1998. Mr. Morris joined the Company as President and Chief Operating
                                       Officer in September 1995. From 1992 until he joined the Company, Mr. Morris held various vice president and general management positions at Legent Corporation ("Legent"), a systems management software company. From 1987 to 1992, Mr. Morris was employed by Goal
                                       Systems International ("Goal"), initially as Director of Marketing, later as Vice President of Marketing.  Goal was purchased by Legent in 1992.

Barry Rubenstein                54     Mr. Rubenstein has served as a director of the Company since September 1994.  Since
                                       February 1995, Mr. Rubenstein has served as an officer of InfoMedia Associates, Ltd., a
                                       New York corporation which is a general partner of 21st Century Communications Partners,
                                       L.P., 21st Century Communications T-E Partners, L.P. and 21st Century Communications
                                       Foreign Partners, L.P.  In addition, since June 1992, 1985, 1976 and 1975, respectively,
                                       Mr. Rubenstein has served as a general partner of Applewood Associates, L.P., Woodland
                                       Partners, Seneca Ventures and Woodland Venture Fund, respectively, all of which are investment partnerships.  Mr. Rubenstein is a director of The Millbrook Press, Inc., USWeb
                                       Corporation, Source Media, Inc. and various privately-held companies.

Brian Segal                     55     Dr. Segal has not previously served as a director of the Company.  Dr. Segal is the publisher of Maclean's magazine, Canada's leading news magazine, and is executive vice president of Maclean Hunter Publishing Limited ("Maclean") where he is responsible for the development of new media projects.  Maclean is a wholly-owned subsidiary of Rogers Media
                                       Inc. ("Rogers"), of which Dr. Segal is a vice president and which is party to a transaction with the Company. See "Certain Transactions." Before joining Maclean in
                                       1992, from 1988 Dr. Segal was president of the University of Guelph and chair of the
                                       Council of Ontario Universities.

Marvin I. Weinberger            43     Mr. Weinberger, a co-founder of the Company, has served as a director of the Company since its inception in November 1992.  Since February 1998, Mr. Weinberger has served as Chief
                                       Executive Officer of Electric Schoolhouse LLC.  From November 1992 until March 1998, Mr.
                                       Weinberger served as Chief Executive Officer and Chairman of the board of directors of the
                                       Company.  From 1985 until he co-founded the Company in 1992, he was Executive Vice
                                       President and co-founder of Telebase, where his duties included marketing and sales functions.  Mr. Weinberger was Project Leader for Homework Helper, now one of the
                                       Company's services, while at Telebase.

Lester D. Wunderman             77     Mr. Wunderman has served as a director of the Company since December 1996. He served as
                                       Chairman of Wunderman Cato Johnson, a world-wide direct marketing agency, which he founded in 1958.  Mr. Wunderman is also Visiting Professor of Direct Marketing at the School for
                                       Continuing Education at New York University ("NYU"), served as Chairman of the Executive
                                       Committee of the Center for Direct Marketing at NYU and is a Trustee of the Children's
                                       Television Workshop.

General Information Concerning the Board of Directors and its Committees

    The board of directors of the Company met on six occasions during 1997. The Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), provides that the board of directors, by resolution, may designate one or more committees, each of which shall consist of one or more directors. The board of directors annually elects from its members an Audit Committee and a Compensation Committee. Each director attended at least 75% of the aggregate of the meetings of the board of directors held during the period for which he was a director, and the meetings of the committee or committees on which he served during such period.

    Audit Committee. The Audit Committee reviews the scope of the Company's audit, the engagement of its independent auditors and their audit reports. The Audit Committee meets with the financial staff to review accounting procedures and reports. The Audit Committee met twice during 1997. The Audit Committee is currently composed of three directors, Drs. Morgan and Morrisett and Mr. Zisman.

    Compensation Committee. The Compensation Committee evaluates the Company's compensation policies. The current members of the Compensation Committee are Messrs. Melman and Rubenstein and Drs. Morgan and Morrisett. A subcommittee of the Compensation Committee, the Employee Stock Option Committee (the "Subcommittee"), administers the Company's stock option and equity compensation plans. The current members of the Subcommittee are Mr. Rubenstein and Dr. Morrisett. The Compensation Committee met six times during 1997, and the Subcommittee met six times.

Compensation of Directors

    The non-employee directors of the Company each receive $5,000 per year for their service on the board of directors and are reimbursed for their out-of-pocket expenses. Dr. Morrisett, as Chairman of the board, receives an additional $3,000 per month for his service on the board. Other directors do not receive compensation for their service on the board of directors or any committee thereof, although they are reimbursed for their out-of-pocket expenses for serving on the board of directors. Under the Plan, each non-employee director who was a member of the board of directors as of the effective date of the Plan received a formula grant of a non-qualified stock option ("NQSO"), to purchase 10,000 shares of Class A Common Stock at a price equal to the initial public offering price in the Company's initial public offering. Dr. Morgan waived his rights to the initial grant of options to purchase 10,000 shares of Class A Common Stock. In addition, each non-employee director who became or becomes a member of the board of directors after the effective date of the Plan received or will receive a formula grant of an NQSO to purchase 10,000 shares of Class A Common Stock on the date that director became or becomes a member of the board of directors, at an exercise price equal to the closing price per share on The Nasdaq National Market on the date of grant. On each date on which the Company holds its annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase 2,500 shares of Class A Common Stock at an exercise price equal to the closing price per share on The Nasdaq National Market on the date of grant. The term of each such option is or will be five years, and each such option is or will be fully and immediately exercisable on the date of grant.

    Each of the directors is a party to an indemnification agreement with the Company. Pursuant to these agreements, the directors are indemnified against liabilities and expenses incurred as a result of litigation which may be brought alleging that they violated their fiduciary duties to the Company, if they have not met the applicable standard of care. Such agreements generally parallel the indemnification provisions permitted under the PBCL and set forth in the Company's Bylaws.

    Dr. Morgan is a party to a consulting agreement with the Company pursuant to which Dr. Morgan provides consulting services to the Company for up to three days per month for a monthly consulting fee of $3,000. The agreement lasts until terminated with 10 days' notice by either Dr. Morgan or the Company. In general, Dr. Morgan's services to date have focused on technical assessment and planning for the Company's services and products.

    The Company also has a consulting agreement with Mr. Melman for consulting services. The monthly consulting fee is $3,000, and the agreement expires in July 1998. Mr. Melman is required to provide at least two days per month of consulting services, and in general his services to date have focused on advising the Company as to organizational management matters.

Compensation Committee Interlocks and Insider Participation

    Mr. Melman and Dr. Morgan, members of the Compensation Committee, are parties to consulting agreements with the Company. See "--Compensation of Directors" and "Certain Relationships and Related Transactions."

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                              AMENDED AND RESTATED
                          1996 EQUITY COMPENSATION PLAN


Proposal

         At the Annual Meeting, there will be presented to shareholders a proposal to approve an amendment to the Plan. At its March 31, 1998 meeting, the board of directors unanimously voted to amend the existing Amended and Restated 1996 Equity Compensation Plan to, subject to shareholder approval, increase the number of shares of Class A Common Stock reserved for issuance under the Plan from 1,000,000 to 1,500,000.

         The board of directors believes that the amendment to increase the number of shares reserved for issuance under the Plan is in the best interest of the Company. The board believes the Plan helps the Company to attract, retain and motivate participants and to encourage participants to devote their best efforts to the business and financial success of the Company. The board believes that by providing key employees, non-employee directors and consultants with the opportunity to acquire an equity interest in the Company over time, stock options serve to align their interests closely with other stockholders. The Plan, which became effective upon the consummation of the Company's initial public offering in May 1996, initially authorized the issuance of up to 500,000 shares of Class A Common Stock and was amended at the 1997 Annual Meeting of Shareholders (the "1997 Annual Meeting") to increase the number of shares authorized for issuance to 1,000,000 shares of Class A Common Stock. As of March 31, 1998, the Company had granted 747,280 shares to participants under the Plan. The board of directors believes it is in the best interest of the Company to increase the number of shares authorized for issuance under the Plan because the increase will allow the board to continue to grant stock-based compensation at levels it deems appropriate.

         The principal terms of the Plan are discussed below.

Vote Required for Approval

         Approval of the proposed amendment to the Plan requires the affirmative vote of the holders of a majority of the votes cast by all the holders of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class. Abstentions and broker non-votes, because they are not treated as votes cast, will have no effect on whether this proposal is approved by the shareholders.

Description of the Amended and Restated 1996 Equity Compensation Plan, as
Amended

         The description of the Plan contained herein describes the Plan including the amendment approved by the board of directors. The Plan was originally adopted by the board of directors on February 29, 1996, to be effective upon consummation of the Company's initial public offering and was amended and restated at the 1997 Annual Meeting. The Plan provides for grants of stock options to selected officers (including officers who are also directors) of the Company or its subsidiaries, other employees of the Company or its subsidiaries and independent contractors and consultants who perform valuable services to the Company or its subsidiaries. Non-employee directors of the Company are entitled to receive formula stock option grants under the Plan. In addition, the Plan provides for grants of restricted stock, stock appreciation rights ("SARs") and performance units (herein, together with grants of stock options, collectively, "Grants") to participants other than non-employee directors of the Company.

         The original 500,000 shares of Class A Common Stock issued or to be issued under the Plan are covered by a registration statement on Form S-8, which was filed with the Securities and Exchange Commission ("SEC") on September 18, 1996. The additional 500,000 shares of Class A Common Stock approved at the 1997 Annual Meeting of Shareholders issued or to be issued under the Plan are covered by a registration statement on Form S-8 which was filed with the SEC on October 9, 1997. The Company intends to file an additional registration statement on Form S-8 with the SEC to register the additional 500,000 shares of Class A Common Stock if the proposed amendment to the Plan is approved by the shareholders.

         General. Subject to adjustment in the event of certain corporate changes and to shareholder approval of the proposed amendment to the Plan, the Plan authorizes up to 1,500,000 shares of Class A Common Stock for issuance pursuant to the terms of the Plan. If and to the extent Grants under the Plan expire or are terminated for any reason without being exercised, or the shares subject to a Grant are forfeited, the shares of Class A Common Stock subject to such Grant again will be available for grant under the Plan.

         Administration of the Plan. The Plan is administered and interpreted by a committee (the "Committee") of the board of directors consisting of not less than two persons appointed by the board of directors from among its members, each of whom must be a "non-employee" director as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined by Section 162(m) of the Code. The Committee has the sole authority to determine (i) persons to whom Grants may be made under the Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Plan. The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The members of the Employee Stock Option Committee, a subcommittee of the Compensation Committee, currently serve as this Committee. See "Election of Directors--General Information Concerning the Board of Directors and its Committees."

         Grants. Grants under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code or (ii) so-called "nonqualified stock options" that are not intended to so qualify ("NQSOs"). In addition, Grants under the Plan may also consist of grants of (i) restricted stock, (ii) SARs or (iii) performance units.

         Eligibility for Participation. Grants may be made to any employees (including officers and directors) of, or independent contractors and consultants to, the Company or its subsidiaries. Non-employee directors of the Company are entitled only to formula grants of NQSOs. As of March 31, 1998, 191 employees and 8 directors (including 7 non-employee directors) were eligible for Grants under the Plan. During any calendar year, no participant may receive Grants under the Plan for more than 250,000 shares of Class A Common Stock. As of March 31, 1998, 747,280 options were outstanding and held by all participants as a group under the Plan, at an average exercise price of $3.54 per share. The last reported sales price of the Company's Class A Common Stock as reported on the Nasdaq National Market on that date was $4.938.

         Options. The exercise price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Class A Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Class A Common Stock on the date of grant. The exercise price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of Class A Common Stock on the date of grant. The Committee will determine the term of each Option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total voting power of all outstanding stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Class A Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by a combination of the foregoing. The participant may instruct the Company to deliver the shares of Class A Common Stock due upon the exercise to a designated broker instead of to the participant.

         Formula Option Grants to Non-Employee Directors. Non-employee directors are entitled to receive NQSOs pursuant to the formula grants under the Plan. According to the formula grants, each non-employee director who was a member of the board of directors as of the effective date of the Plan received a grant of an NQSO to purchase 10,000 shares of Class A Common Stock at an exercise price equal to the initial public offering price in the Company's initial public offering. In addition, each non-employee director who first became or becomes a member of the board of directors after the effective date of the Plan received or will receive a grant of an NQSO to purchase 10,000 shares of Class A Common Stock on the date he or she became or becomes a member of the board of directors, at an exercise price equal to the closing price on The Nasdaq National Market on the date of grant. On each date on which the Company holds its annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase 2,500 shares of Class A Common Stock at an exercise price equal to the closing price per share on The Nasdaq National Market on the date of the grant. The term of each such option shall be five years and each such option shall be fully and immediately exercisable upon the date of grant.

         Restricted Stock. The Committee may issue shares of Class A Common Stock to participants pursuant to the Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of shares of Class A Common Stock granted to each participant shall be determined by the Committee, subject to the maximum limit described above. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine in its sole discretion.

         Stock Appreciation Rights. The Committee may grant SARs alone or in tandem with any stock option pursuant to the Plan. The base price of an SAR will be the greater of (i) the exercise price of the related stock option or (ii) the fair market value of a share of Class A Common Stock on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of the Class A Common Stock on the date of exercise exceeds the base price of the SAR. The participant may elect to have such appreciation paid in cash or in shares of Class A Common Stock, subject to Committee approval. To the extent a participant exercises a tandem SAR, the related option shall terminate. Similarly, upon exercise of a stock option, the related SAR, if any, shall terminate.

         Performance Units. The Committee may grant performance unit awards payable in cash or shares of Class A Common Stock at the end of a specified performance period pursuant to the Plan. Payment will be contingent upon achieving performance goals by the end of the performance period. The measure of a performance unit may, in the Committee's discretion, be equal to the fair market value of a share of Class A Common Stock. The performance goals will be comprised of specified annual levels of one or more performance criteria as the Committee may deem appropriate, such as earnings per share, balance sheet measurements, cash return on assets, shareholder return, or return on capital. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.

         Amendment and Termination of the Plan. The board of directors may amend or terminate the Plan at any time; provided, however, that the board of directors may not amend the Plan, without shareholder approval, to (i) increase (except for increases due to the adjustments discussed below) the aggregate number (or individual limit for any individual) of shares of Class A Common Stock for which Grants may be made thereunder, (ii) modify the requirements for eligibility for participation in the Plan or (iii) make any amendment that requires shareholder approval pursuant to Section 162(m) of the Code. The Plan will terminate on the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the board of directors or extended by the board of directors with approval of the shareholders.

         Adjustment Provisions. Subject to the change of control provisions below, in the event of certain transactions identified in the Plan, the board of directors may appropriately adjust: (i) the number of shares of Class A Common Stock (and the exercise price per share) subject to the unexercised portion of any outstanding options or SARs, (ii) the number of shares of Class A Common Stock to be acquired pursuant to a Grant which has not vested and (iii) the number of shares of Class A Common Stock for which Grants may be made under the Plan, and such adjustments shall be effective and binding for all purposes of the Plan.

         Change of Control of the Company. In the event of a change of control, all options, restricted stock and SARs will become fully vested. Each participant will be provided with advance written notice by the Company prior to the change of control (to the extent possible) and will have the right, within 90 days after such notice, to exercise the options and SARs in full. Any options or SARs not timely exercised will terminate unless exchanged or substituted with options or SARs of the successor corporation. In addition, if a participant terminates employment with the Company (or its successor) within 12 months following a change of control, a percentage of the performance unit payments, if any, for the full performance period in which the participant so terminates equal to the percentage of the performance period during which the participant was in the employ or service of the Company (or its successor) and all amounts for the prior performance period if not then distributed will be distributed to such participant in a lump sum.

         A change of control is defined as (i) a tender offer, merger or other transaction as a result of which any person or group (other than the Company, any subsidiary, any employee benefit plan or trust of the Company or any subsidiary, or Marvin I. Weinberger, any affiliate of Marvin I. Weinberger or any holders of the Class B Common Stock) becomes the owner of more than 40% of the common stock or the combined voting power of the Company's then outstanding securities, (ii) a liquidation or a sale of substantially all the Company's assets, (iii) the individuals constituting the board of directors or individuals nominated or elected by them cease to constitute a majority of the board of directors, or (iv) the Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

         Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of stock options granted under the Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements. The Plan is intended to allow grants of options and SARs thereunder to meet the requirements of "performance-based compensation." Grants of restricted stock and performance units generally will not qualify as "performance-based compensation."

         Option grants to purchase the following number of shares of Class A Common Stock have been made under the Plan from inception of the Plan through March 31, 1998: Marvin I. Weinberger, director, 100,000, David Van Riper Morris, Chief Executive Officer, 100,000, Joshua M. Kopelman, Executive Vice President and Secretary, 10,000, James T. Beattie, Vice President-Intellibank Services, 10,000, William R. Burger, Vice President-Content and Publisher Relations, 30,000; current executive officers as a group, 310,000 shares; non-employee directors as a group, 65,000 shares; and all other employees as a group, 362,280 shares. Because options are granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive options, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan is not determinable, except as to those future grants to be awarded to non-employee directors.

         Federal Income Tax Consequences: The current federal income tax treatment of Grants under the Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

         There are no federal income tax consequences to a participant or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO). The tax rate of capital gain or loss depends on the length of time the shares are held.

         A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be capital gain.

         A participant normally will not recognize taxable income upon receiving a restricted stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock Grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock Grant are forfeited, or if the market value declines during the restriction period, the participant will not be entitled to any tax deduction or tax refund.

         There are no federal income tax consequences to a participant or to the Company upon the grant of an SAR under the Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares or cash received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

         There are no federal income tax consequences to a participant or to the Company upon the grant of performance units under the Plan. When the participant receives payment of the performance units in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives payment of the performance units in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares or cash received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the payment of the performance units. Upon the sale of any shares acquired upon payment of the performance units, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of the payment of the performance units).

         Tax Withholding. The Company has the right to deduct from all Grants paid in cash or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to Grants, and the participant or other person receiving shares under the Plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares. A participant may elect to satisfy the Company's income tax withholding obligation by withholding shares received from the exercise of a stock option or a restricted stock Grant. The shares withheld may not exceed the participant's marginal tax rate for federal, state and local tax liabilities.

         New Plan Benefits.

         Because grants are made from time to time by the Committee to those persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable, except as to those future formula grants to be awarded to non-employee directors. See "--Formula Option Grants to Non-Employee Directors."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         See "Election of Directors--Compensation of Directors" for description of consulting arrangements with Dr. Morgan and Mr. Melman and "Compensation of Executive Officers--Employment Agreements" for description of employment agreements with Messrs. Weinberger, Morris, Kopelman, Beattie and Burger.

         Brian Segal, who is a nominee for director, is a vice president of Rogers. The Company is currently completing development of the first international edition of the Electric Library service for Rogers in Canada. Rogers and the Company entered into an agreement in 1997 giving Rogers the exclusive right to distribute the Electric Library Canada service in Canada subject to that agreement's terms. Rogers paid the Company approximately $420,000 in advances in connection with this agreement during 1997.

         In February 1998, the Company entered into an agreement with Marvin I. Weinberger, the Chairman of the Board, Chief Executive Officer and co-founder of the Company, pursuant to which Mr. Weinberger resigned as Chairman and Chief Executive Officer of the Company in March 1998 to become the Chief Executive Officer of a newly formed company that will pursue the Company's Electric Schoolhouse project. Pursuant to the terms of the agreement, the Company transferred to the new entity all of the Company's rights in certain trademarks, trademark applications, domain names and tangible Electric Schoolhouse materials, along with certain other rights to non-Electric Schoolhouse materials and concepts, and in return the Company received a 10% equity interest in the new company. The Company also will enter into a remarketing agreement with the new entity for a version of the Electric Library service containing a portion of the Company's content collection. In addition, pursuant to the terms of the agreement, Mr. Weinberger's employment and royalty agreements with the Company terminated on March 31, 1998 as a result of the transactions in the letter agreement becoming effective, which included, among other things, the issuance by the Company of 125,000 shares of Class A Common Stock to Mr. Weinberger, the cancellation of Mr. Weinberger's stock option dated February 2, 1996 and grant of a new stock option to purchase up to 75,000 shares of Class A Common Stock (representing the vested portion of his February 2, 1996 grant) at an exercise price of $14.00 per share (the same exercise price as the February 2, 1996 grant), with a termination date of December 31, 1998. In addition, Mr. Weinberger's stock option dated May 29, 1997 was amended to accelerate the vesting of the options so that, until the option is terminated by its terms, Mr. Weinberger will be able to exercise options to purchase 50,000 shares of Class A Common Stock at an exercise price of $1.875. If requested, the Company has agreed, under certain conditions, to loan Mr. Weinberger the funds required to exercise the May 1997 option. In addition, the Company has agreed to reimburse the new entity for Mr. Weinberger's salary through December 31, 1998. In connection with the agreement, the Company also will have severance and related expenses of approximately $500,000.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth for the years ended December 31, 1997, 1996 and 1995 certain compensation paid by the Company to its Chief Executive Officer and the four other most highly paid executive officers of the Company whose cash compensation exceeded $100,000 for the year ended December 31, 1997 (the "Named Executive Officers").

                                            Summary Compensation Table

                                                                                                             Long Term
                                                                     Annual                                 Compensation
                                                                  Compensation                              ------------
                                              --------------------------------------------------------       Securities
       Name and Principal Position                                                       Other Annual        Underlying
      ----------------------------            Year       Salary            Bonus         Compensation         Options
                                             ------     --------          -------       --------------      -------------
Marvin I. Weinberger.......................    1997     $136,454           --           $   4,800(4)            100,000
Chairman of the Board and Chief Executive      1996      132,900           --              15,260(3)            150,000
Officer(1)                                     1995      133,750(2)        --               4,000(4)                 --

David Van Riper Morris.....................    1997     $147,254           --                  --               100,000
President and Chief Operating Officer(1)       1996      138,750           --             $65,000(6)            111,200
                                               1995       39,375(5)        --                  --               152,000

Joshua M. Kopelman.........................    1997      $99,672        $ 10,000               --                10,000
Executive Vice President and Secretary         1996       89,000           --                  --                50,000
                                               1995       85,000           --                  --                20,000

James T. Beattie...........................    1997     $133,681           --                  --                10,000
Vice President--Intellibank Services           1996      126,667        $ 10,000               --                50,000
                                               1995      111,667          15,000               --                22,000

William R. Burger .........................    1997     $111,200         $ 5,000               --                30,000
Vice President--Content and Publisher
Relations(7)


-----------------------------

(1) On March 31, 1998, Mr. Weinberger resigned as Chairman of the Board and Chief Executive Officer of the Company, and Mr. Morris was named
         Chief Executive Officer and President.

(2) Includes $7,500 which Mr. Weinberger was paid in shares of Class A Common Stock valued at $3.75 per share.

(3) Represents $4,800 in automobile allowance and $10,460 paid by the Company to a financial advisor for Mr. Weinberger's estate planning.

(4)      Represents automobile allowance.

(5) Mr. Morris joined the Company as President and Chief Operating Officer in September 1995, with an annual salary of $135,000. However, pursuant to the terms of Mr. Morris' employment agreement with the Company, Mr. Morris was paid his salary from commencement of employment through December 31, 1995 in shares of Class A Common Stock, valued at $3.75 per share, the fair market value on the date of his employment agreement.

(6)      This amount represents payments relating to relocation expenses.

(7)      Mr. Burger began his employment with the Company on January 2, 1997.

   The following table summarizes stock options granted during 1997 to the Named Executive Officers.

                                         Option Grants in Last Fiscal Year

                                                          Individual Grants (1)
                                                ---------------------------------------------
                                 Number of       Percent of
                                Securities      Total Options
                                Underlying       Granted to
                                  Options       Employees in       Exercise        Expiration
                   Name           Granted           1997             Price            Date
                   ----           -------           ----             -----            ----
Marvin I. Weinberger...........   100,000           19.17%          $1.875          5/20/06
David Van Riper Morris.........   100,000           19.2%           $1.875          5/20/06
Joshua Kopelman................    10,000            1.9%           $1.875          5/20/06
James T. Beattie...............    10,000            1.9%           $1.875          5/20/06
William R. Burger .............    10,000            1.9%           $1.875          5/20/06
                                   20,000            3.8%           $4.00           1/20/06



(1) The options, which were granted under the Company's 1996 Equity Compensation Plan, have a term of nine years, subject to earlier termination in certain events related to the termination of employment. The options vest in four equal annual installments commencing on the first anniversary of the date of grant. If a "change of control" (as defined in each of the plans) were to occur, these options would become immediately exercisable in full.

         The following table summarizes option exercises during 1997 and the value of vested and unvested options for the Named Executive Officers at December 31, 1997. Year-end values are based upon a price of $2.00 per share, which was the closing market price of a share of the Company's Class A Common Stock on December 31, 1997.

                                   Aggregated Option Exercises in Last Year and
                                              Year-End Option Values



                                                            Number of  Securities           Value of Unexercised
                                                            Underlying Unexercised         In-the-Money Options at
                                                          Options at December 31, 1997         December 31, 1997
                        Shares Acquired                   -----------------------------  ----------------------------
         Name             on Exercise   Value Realized     Exercisable   Unexercisable    Exercisable  Unexercisable
        ------          --------------- --------------    ------------- ---------------  ------------- --------------
Marvin I. Weinberger..        --             --                37,500          212,500       --           $12,500
David Van Riper Morris        --             --               103,800          259,400       --            12,500
Joshua M. Kopelman ..         --             --                82,500           77,500       --             1,250
James T. Beattie......        --             --                44,500           55,500       --             1,250
William R. Burger ....        --             --                    --           30,000       --             1,250


         The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

Employment Agreements

         As of January 1, 1993, Marvin I. Weinberger and Joshua M. Kopelman each entered into employment agreements with the Company that provided for base salaries of $90,000 and $35,000, respectively, which salaries may be increased as determined by the board of directors and are currently $140,000 and $103,000, respectively.

As of March 31, 1998, Mr. Weinberger's employment agreement was terminated. See "Certain Relationships and Related Transactions." Mr. Kopelman's employment agreement is for a five-year term, but is automatically renewed at the end of each year so that the term of the agreement never has less than four years remaining. The Company is also required to maintain an annual bonus plan for Mr. Kopelman.

         The board of directors may terminate Mr. Kopelman's employment agreement at any time, whether or not for cause; however, if he is terminated without cause or terminates his employment for "good reason" (as defined in the agreement) after a "change of control" of the Company (also as defined in the agreement), he will be paid his average aggregate annual compensation calculated over the five year period preceding the date of termination multiplied by 2.99. If he is terminated by the Company other than for cause or terminates his employment for "good reason" without regard to a "change of control," the Company will pay him an amount equal to the product of his current annual base salary in effect as of the date of termination multiplied by the number of years remaining in the term of employment and will continue without cost to him all medical, dental, life insurance and other benefits and coverages for the remaining term of the agreement. There are no non-compete or similar provisions applicable to periods after termination of employment.

         As of September 5, 1995, Van Morris entered into an employment agreement with the Company that provided for a base salary of $135,000, which salary is subject to review at least annually and is currently $150,000. In connection with his employment agreement, the Company agreed to grant Mr. Morris an aggregate of 152,000 options to purchase Class A Common Stock. Mr. Morris' employment agreement is at-will, with limited non-compete provisions applicable for up to one year after certain terminations, as long as the Company continues certain salary payments during the period. However, if the Company terminates Mr. Morris without cause, the Company is required to pay Mr. Morris as severance a lump sum equal to his annual salary within 30 days of termination. Such payment is conditioned on the Company's receiving a general release from Mr. Morris. The Company's obligations to pay Mr. Morris will terminate upon Mr. Morris' obtaining other employment or other full-time consulting work.

         On April 14, 1994 and January 2, 1997, respectively, the Company entered into employment agreements with James T. Beattie and William R. Burger that provided for base salaries of $105,000 and $120,000, respectively, which salaries are subject to review at least annually and are currently $138,500 and $127,500, respectively. Mr. Beattie's agreement was amended on November 4, 1996. Each agreement is at-will, with limited non-compete provisions applicable for up to one year after certain terminations, with the non-compete provisions in some cases being contingent upon the Company's continuing to make certain salary payments during the period. However, if the Company terminates Messrs. Beattie or Burger without cause, the Company is required to pay as severance a lump sum equal to such employee's annual salary within 30 days of termination. All such payments are contingent on the Company's receiving a general release from the employee.

                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

         Coopers & Lybrand L.L.P. has served as the Company's independent accountants since the Company's inception in November 1992 and has been selected to continue in that capacity in the coming year. The Company has requested that a representative of Coopers & Lybrand L.L.P. attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

                                  OTHER MATTERS

         The board of directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended December 31, 1997, all filing requirements applicable to its officers, directors and ten-percent shareholders were satisfied.

                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1999 annual meeting, such proposals must be received by the Company no later than December 29, 1998. Proposals should be directed to the attention of the Secretary of the Company.

                                              By order of the board of directors


                                              Joshua M. Kopelman
                                              Secretary

April 30, 1998

                                      PROXY
                               INFONAUTICS, INC.
                           900 West Valley Road, Suite 400
                             Wayne, Pennsylvania 19087

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints JOSHUA M. KOPELMAN and GERARD J. LEWIS, JR., or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Shareholders of Infonautics, Inc. (the "Company") to be held May 28, 1998, and any adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse side.

                 (Continued and to be signed on reverse side.)

                                    [LOGO]

To Fellow Infonautics, Inc. Shareholders:

Here is your 1998 Infonautics, Inc. proxy card. Please read both sides of the card and mark, sign, and date it. Then detach and return it promptly using the enclosed envelope. We urge you to vote your shares.

You are invited to attend the Annual Meeting of Shareholders on Thursday, May 28, 1998, at 10:00 a.m. at the Philadelphia Marriott West in West
Conshohocken, Pennsylvania.

Your continuing interest in Infonautics, Inc. is appreciated.

Thank you in advance for voting.



Joshua M. Kopelman
Secretary

                Please Detach and Mail In the Envelope Provided

A /X/ Please mark your votes as in this example.


                         FOR    WITHHELD
1. Election of Directors / /      / /      Nominees: Marvin I. Weinberger
                                                     Israel J. Melman
                                                     Howard L. Morgan
                                                     David Van Riper Morris
For, except vote withheld from the following         Lloyd N. Morrisett
nominee(s):                                          Barry Rubenstein
                                                     Brian Segal
____________________________________________         Lester D. Wunderman


                                                   FOR   AGAINST   ABSTAIN
2. Approval of an Amendment to the Company's       / /     / /     / /
   Amended and Restated 1996 Equity
   Compensation Plan to increase the number of
   shares authorized for issuance under such
   Plan.
3. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for election as the directors and FOR proposal number 2. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the related Proxy Statement.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY
RETURN IT USING THE ENCLOSED ENVELOPE.


SIGNATURE(S) ________________________________________ DATE __________, 1998

NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.